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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-67828, 333-82818, 333-104427 and 333-107356) pertaining to the 1992 Equity Incentive Plan, 1995 Management Stock Option Plan, 1997 Employee Stock Purchase Plan, 1999 Equity Incentive Plan and 2003 Equity Incentive Plan of Omnicell, Inc. of our report dated January 23, 2004, with respect to the consolidated financial statements and schedule of Omnicell, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP
San Jose, California March 4, 2004

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS